Exhibit 99.2

Goldstein Schechter Price                         Vincent Carrodeguas, CPA
Lucas Horwitz & Co., PA                           Lawrence C. Elmer, CPA
certified public accountants and consultants      Carlos F. Garcia, CPA
                                                  Zvi Gold, CPA
                                                  Michael B. Goldstein, CPA
                                                  Sanford B. Horwitz, CPA
                                                  Alan Kirzner, CPA
                                                  Howard B. Lucas, CPA
                                                  Jerome T. Price, CPA
                                                  Saul H. Silverman, CPA
                                                  Joaquin R. Urquiola, CPA
                                                  Jeffrey L. Weiss, CPA


                         Independent Auditors' Report

To the Members
LQD Adrenalina, LLC and Subsidiaries
Miami, Florida

We have audited the accompanying consolidated balance sheets of LQD Adrenalina, LLC. and Subsidiaries (the "Company" or "LQD") as of December 31, 2006 and 2005, and the related consolidated statements of operations, members' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated Financial statements referred to above present fairly, in all material respects, the consolidated Financial position of LQD Adrenalina, LLC and Subsidiaries as of December 31, 2006 and 2005, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


/s/ Goldstein Schechter Price Lucas Horwitz & Co., P.A.
-------------------------------------------------------
    Goldstein Schechter Price Lucas Horwitz & Co., P.A.
    Miami, Florida
    August 30, 2007


-----------------------------------------------------------------------------
Goldstein Schechter Price Lucas Horwitz & Co., PA
2121 Ponce de Leon Blvd., 11th Floor, Coral Gables, FL 33134
Ph: 305-442-2200   Fax: 305-444-0880   www.gsplh.com   gsplh@gsplh.com

                                    F-1a

                    LQD Adrenalina, LLC and Subsidiaries
                        Consolidated Balance Sheets
                                December 31,



Consolidated Balance Sheets


                                                    2006           2005
                                                -------------  -------------
Assets

Current assets:
  Cash and cash equivalents                     $    297,801   $    789,273
  Accounts receivable                                179,376        128,906
  Inventories and film costs                       1,479,027        623,169
  Notes receivable - related parties               1,489,305              -
  Prepaid expenses and other current assets          478,115        170,341
                                                -------------  -------------
     Total current assets                          3,923,624      1,711,689
                                                -------------  -------------

  Non-current inventories and film costs             493,392        372,303
  Property and equipment, net                      2,161,693        776,620
  Intangible assets, net                             256,444        361,944
                                                -------------  -------------
                                                   2,911,529      1,510,867
                                                -------------  -------------

     Total assets                               $  6,835,153   $  3,222,556
                                                =============  =============

Liabilities and Members' Equity

Current liabilities:
  Accounts payable and accrued liabilities      $    590,089   $    229,383
  Current portion - related party notes              286,094         35,000
                                                -------------  -------------
     Total current liabilities                       876,183        264,383
                                                -------------  -------------

Long-term liabilities:
  Related party notes, less current portion                -         35,000
                                                -------------  -------------

  Commitments and contingencies

Members' equity:
  Members' interest                                8,978,817      8,971,939
  Accumulated deficit                             (3,019,847)      (568,360)
  Members' subscription notes receivable                   -     (5,480,406)
                                                -------------  -------------

     Total members' equity                         5,958,970      2,923,173
                                                -------------  -------------

       Total liabilities and members' equity    $  6,835,153   $  3,222,556
                                                =============  =============

      See Accompanying Notes to the Consolidated Financial Statements

                                     F-2a

                    LQD Adrenalina, LLC and Subsidiaries
                    Consolidated Statements of Operations
                      For the years ended December 31,



Consolidated Statements of Operations


                                                    2006           2005
                                                -------------  -------------
Revenues:
  Entertainment                                 $  1,788,276   $  1,221,861
  Retail sales                                       422,887              -
  Publishing                                         162,823         14,162
                                                -------------  -------------
                                                   2,373,986      1,236,023
                                                -------------  -------------

Cost of revenues:
  Licensing fees                                     597,894        355,588
  Merchandise                                        215,160              -
  Production                                         272,091         27,716
                                                -------------  -------------
     Total cost of revenues                        1,085,145        383,304
                                                -------------  -------------

Operating expenses:
  Selling, general and administrative              2,973,252      1,064,082
  Depreciation and amortization                      662,698        383,875
  Impairment loss                                     97,500              -
                                                -------------  -------------
     Total operating expenses                      3,733,450      1,447,957
                                                -------------  -------------

     Operating loss                               (2,444,609)      (595,238)

Other income:
  Minority interest                                        -         20,000
                                                -------------  -------------

     Net loss                                   $ (2,444,609)  $   (575,238)
                                                =============  =============

Net loss per members' share - basic and diluted $      (0.24)  $      (0.06)
                                                =============  =============

Member shares used in calculation of per
  share data - basic and diluted                  10,000,000     10,000,000
                                                =============  =============

      See Accompanying Notes to the Consolidated Financial Statements

                                      F-3a

                    LQD Adrenalina, LLC and Subsidiaries
                 Consolidated Statements of Members' Equity
                      For the years ended December 31,



Consolidated Statements of Members' Equity


                                     Retained      Members'
                                     Earnings    Subscription      Total
                       Members'    (Accumulated     Notes         Members'
                       Interest       Deficit)    Receivable       Equity
                     ------------  ------------  -------------  ------------
Balance January 1,
 2005                $         -   $     6,878   $          -   $     6,878
                     ============  ============  =============  ============

Issued 10,000,000
 shares in
 membership interest  10,000,000             -    (10,000,000)            -

Property received
 and carrying value
 adjustment           (1,028,061)            -      2,000,000       971,939

Property received              -             -         20,621        20,621

Cash received                  -             -      2,398,973     2,398,973

Share-based
 compensation issued
 to key employees              -             -        100,000       100,000

Net loss                       -      (575,238)             -      (575,238)
                     ------------  ------------  -------------  ------------

Balance December 31,
 2005                $ 8,971,939   $  (568,360)  $ (5,480,406)  $ 2,923,173
                     ============  ============  =============  ============

Property received              -             -          4,000         4,000

Cash received                  -             -      5,476,406     5,476,406

Pooling of interest
 in consolidated
 affiliate                 6,878        (6,878)             -             -

Net loss                       -    (2,444,609)             -    (2,444,609)
                     ------------  ------------  -------------  ------------

Balance December 31,
 2006                $ 8,978,817   $(3,019,847)  $          -   $ 5,958,970
                     ============  ============  =============  ============


      See Accompanying Notes to the Consolidated Financial Statements

                                      F-4a

                    LQD Adrenalina, LLC and Subsidiaries
                    Consolidated Statements of Cash Flows
                      For the years ended December 31,



Consolidated Statements of Cash Flows


                                                    2006           2005
                                                -------------  -------------
Cash flow from operating activities:
 Net loss                                       $ (2,444,609)  $   (575,238)
                                                -------------  -------------

 Adjustments to reconcile net loss to net cash
  used in operating activities:
    Depreciation and amortization                    662,698        383,875
    Impairment loss                                   97,500              -
    Minority interest                                      -        (20,000)
 Changes in operating assets and liabilities
  which provided (used) cash:
    Accounts receivable                              (50,470)      (128,906)
    Inventories and film costs, net               (1,513,243)      (537,853)
    Prepaid expenses and other assets               (307,774)      (170,341)
    Accounts payable and accrued liabilities         360,705        229,383
                                                -------------  -------------
     Total adjustments                              (750,584)      (243,842)
                                                -------------  -------------

Net cash used in operating activities             (3,195,193)      (819,080)
                                                -------------  -------------

Cash flows from investing activities:
  Purchase of property and equipment, net         (1,495,474)      (790,620)
                                                -------------  -------------

Net cash used in investing activities             (1,495,474)      (790,620)
                                                -------------  -------------

Cash flows from financing activities:
  Contributed capital                              5,476,406      2,398,973
  Repayment of related party note                    (35,000)             -
  Issuance of affiliate note receivable           (1,489,305)             -
  Proceeds from member note                          247,094              -
                                                -------------  -------------

Net cash provided by financing activities          4,199,195      2,398,973
                                                -------------  -------------

Net (decrease) increase in cash and cash
 equivalents                                        (491,472)       789,273

Cash and cash equivalents, beginning of year         789,273              -
                                                -------------  -------------

Cash and cash equivalents, end of year          $    297,801   $    789,273
                                                =============  =============


      See Accompanying Notes to the Consolidated Financial Statements

                                      F-5a

                    LQD Adrenalina, LLC and Subsidiaries
                 Notes to Consolidated Financial Statements
                   Years Ended December 31, 2006 and 2005


NOTE 1 - DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business:

LQD Adrenalina, LLC. (the "Company" or "LQD") formed on September 13, 2004 is a media, retail and entertainment company headquartered in South Florida. The Company operates in Latin America and in the Southeastern United States. LQD classifies its business interests in three reportable lines:

Entertainment: theatrical and TV film and music production and distribution

Retail Sales: extreme sports and adventure themed stores located in regional shopping malls.

Publishing: extreme sports oriented periodical publishing and distribution Basis of Consolidation:

The consolidated financial statements include 100% of the assets. liabilities, revenues, expenses and cash flows of the Company and all entities in which LQD has a controlling voting interest ("subsidiaries") and variable interest entities ("VIE") required to be consolidated in accordance with U.S. generally accepted accounting principles ("GAAP"). All intercompany accounts and transactions between consolidated companies have been eliminated in consolidation.

The Company consolidated the results of operations for Extreme Publishing, LLC, in which it held an 80% interest during 2005, and reported the minority interest in the 2005 consolidated financial statements. The Company additionally consolidated the results of operations of Time Code. LLC, a company under common control, for the year ended Decemher 31, 2005. During 2006 the Company acquired 100% ownership interest in both of these entities. (See note 2)


                                      F-6a

                    LQD Adrenalina, LLC and Subsidiaries
                 Notes to Consolidated Financial Statements
                   Years Ended December 31, 2006 and 2005


NOTE 1 - DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and footnotes thereto. Actual results could differ from those estimates.

Significant estimates inherent in the preparation of the accompanying consolidated financial statements include accounting for depreciation and amortization, barter transactions, business combinations, and contingencies.

Inventories
-----------

Retail Merchandise

The Company's retail inventories are comprised of extreme sports and adventure life-style equipment and clothing. It is valued at the lower of cost or market using the weighted average cost method that approximates the first-in, first-out ("FIFO") method. Average cost includes the direct. purchase price of merchandise inventory and shipping costs.

Film Costs

Film costs included in inventory include the cost of completed television episodes, completed and unreleased episodes and development pre-production costs, all reflected at the lower of cost, less accumulated amortization, or fair value.

Recent Accounting Standards
---------------------------

Accounting for Inventories

In September 2005, the FASB ratified the Emerging issues Task Force's ("EITF") consensus on Issue No. 04-13 "Accounting for Purchases and Sales of
                                --------------------------------------------
Inventory with the Same Counterparts ("EITF 04-13"), which requires an entity
------------------------------------
to treat sales and purchases of inventory between the entity and the same counterpart), as one transaction for purposes of applying APB Opinion No. 29 when such transactions are entered into in contemplation of each other. When such transactions are legally contingent on each other, they are considered to have been entered into in contemplation of each other. The EITF also agreed on other factors that should be considered in determining whether transactions have been entered into in contemplation of each other. EITF 04-13 was applied to new arrangements that were entered into after January 1, 2006. The adoption of EITF 04-13 did not have a material impact on the Company's consolidated financial statements.


                                     F-7a

                    LQD Adrenalina, LLC and Subsidiaries
                 Notes to Consolidated Financial Statements
                   Years Ended December 31, 2006 and 2005


NOTE 1 - DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF' SIGNIFICANT ACCOUNTING POLICIES - continued

Recent Accounting Standards - continued
---------------------------------------

Accounting for Uncertainty in Income Taxes

In June 2006, the Financial Accounting Standards Board ("FASB") issued FASB
                                                                       ----
Interpretation No. 48, Accounting for Uncertainty in Income Taxes - an
----------------------------------------------------------------------
interpretation of Statement of Financial Accounting Standard ("SFAS") No. 109
-----------------------------------------------------------------------------
("FIN 48"), which clarifies the accounting for uncertainly in income tax positions. This interpretation requires that the Company recognize in the consolidated financial statements the tax benefits related to tax positions that are more likely than not to he sustained upon examination based on the technical merits of the position. The provisions of FIN 48 became effective for LQD as of the beginning of the Company's 2007 fiscal year. The provisions of this Interpretation are not expected to have a material impact on the Company's consolidated financial statements.

Fair Value Measurements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements
                                   -------------------------------------
("SFAS 157"). SFAS 157 establishes a single authoritative definition of fair value, sets out a framework for measuring fair value, and expands on required disclosures about fair value measurement. SFAS 157 is effective for the Company on January 1, 2008 arid will he applied prospectively. The provisions of SFAS 157 arc not expected to have a material impact on the Company's consolidated financial statements.

Fair Value Option for Financial Assets and Financial Liabilities

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for
                                  ---------------------------------------
Financial Assets and Financial Liabilities ("SFAS 159"). SFAS 159 permits
------------------------------------------
companies to choose to measure, on an instrument-by-instrument basis, financial instruments and certain other items at fair value, that are not currently required to be measured at fair value. The Company currently is evaluating whether to elect the option provided for in this standard. If elected, SFAS 159 would he effective for the Company as of January 1, 2008.

Summary of Significant Accounting Policies
------------------------------------------

Cash and Cash Equivalents

The Company considers all highly liquid accounts with an original maturity date of three months or less to be cash equivalents. The Company maintains hank accounts in US banks, which at times, may exceed federally insured limits. The Company has not experienced any losses on such accounts and believes it is not exposed to any significant risk on bank deposit accounts.


                                      F-8a

                    LQD Adrenalina, LLC and Subsidiaries
                 Notes to Consolidated Financial Statements
                   Years Ended December 31, 2006 and 2005


NOTE 1 - DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Summary of Significant Accounting Policies - continued

Accounts Receivable

Accounts receivable represent amounts currently due to the Company under contractual obligations or for services performed. When necessary, the Company evaluates and maintains an allowance for these accounts to cover anticipated losses or when the receivables become greater than 90-days past due. At December 31, 2006 and 2005 the Company considered all accounts to be 100% collectible: as such there was no recorded allowance.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are provided using the straight line method over the estimated useful lives of the related assets or over the lesser of the term of the lease or the estimated useful life of the assets under lease. Normal repairs and maintenance are expensed as incurred whereas significant improvements which materially increase values or extend useful lives are capitalized and depreciated over the remaining estimated useful lives of the related assets.

                                      Leasehold Improvements       10 years
                           Furniture, Fixtures and Equipment   5 - 10 years
                                                    Vehicles        5 years
                                                    Software        3 years

Intangible Assets

As a creator and distributor of branded information and copyrighted products, LQD has a significant number of intangible assets, television libraries, copyrighted products and trademarks. In accordance with generally accepted accounting principles, the Company does not recognize the fair value of internally generated intangible assets. Costs incurred to create and produce copyrighted product, such as television series, generally are either expensed as incurred or capitalized as tangible assets. As such, costs incurred to create or extend brands, such as magazine titles, generally result in losses over an extended development period arid are recognized as a reduction of income as incurred, while any corresponding brand value created is not recognized as an intangible asset on the consolidated balance sheet. However, intangible assets acquired, or as part of business combinations, accounted for under the purchase method of accounting, arc recorded at fair value on the Company's consolidated balance sheet.

                                    F-9a

                    LQD Adrenalina, LLC and Subsidiaries
                 Notes to Consolidated Financial Statements
                   Years Ended December 31, 2006 and 2005


NOTE 1 - DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Summary of Significant Accounting Policies - continued
------------------------------------------------------

Indefinite-Lived Intangible Assets

Indefinite-lived intangible assets, which consist of trademarks and brand names, are tested for impairment annually as of December 31 and whenever events or circumstances make it more likely than not that impairment may have occurred, such as a significant adverse change in the business climate. Estimating fair value is performed by utilizing various valuation techniques, which require management to make significant estimates and assumptions about the carrying value of these assets.

Pre-opening Costs

Pre-opening costs, which consisted primarily of payroll, training, marketing, rent, travel and supplies, are expensed as incurred,

Leases

The Company leases its main office, warehouse and store locations, which are accounted for under the provisions of SFAS No. 13, Accounting for Leases, and
                                      ----------------------------------
subsequent amendments, which require that leases be evaluated and classified as operating or capital leases for financial reporting purposes.

Certain leases contain scheduled rent increases, and may include an initial period of free or reduced rent as an inducement to enter into the lease agreement ('rent holidays"). The Company recognizes rental expense for rent increases and rent holidays on a straight-line basis over the terms of the underlying leases, without regard to when rent payments are made. The calculation of straight-line rent is based on the "reasonably assured" lease term as defined in SFAS No. 98, Accounting for Leases: Sale-Leaseback
                   --------------------------------------------------
Transactions Involving Real Estate, Sales Type Leases of Real Estate,
---------------------------------------------------------------------
Definition of the Lease Term, and Initial Direct Costs of Direct Financing
--------------------------------------------------------------------------
Leases-an amendment of FASB Statements No. 13, 66, and 91 and a rescission of
-----------------------------------------------------------------------------
SFAS Statement No. 26 and Technical Bulletin No. 79-11. This amended
------------------------------------------------------
definition of the lease term may exceed the initial non-cancelable lease term.

                                    F-10a

                    LQD Adrenalina, LLC and Subsidiaries
                 Notes to Consolidated Financial Statements
                   Years Ended December 31, 2006 and 2005


NOTE 1 - DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Summary of Significant Accounting Policies  - continued
-------------------------------------------------------

Entertainment

Television series are produced for foreign or domestic cable and syndicated television markets. Revenues from the distribution of television product are recognized when the films or series are available to telecast, except for barter advertising agreements where the recognition of revenue is deferred until the related advertisements are exhibited.

Cable and syndicated television licensing agreements are routinely entered into in advance of the available telecast dates. Agreements may include rights to receive cash arid barter advertising time. For cash contracts, the related revenues are not recognized until product is available for telecast under the contractual terms of the related license agreement. For television barter arrangements, the related revenues are not recognized until the product is available for telecast and the advertising spots received under such contracts are sold to third parties and aired.

Film costs include the unamortized cost of completed television episodes. television series in production or initial development. Film costs are stated at the lower of cost, less accumulated amortization, or fair value.

In the normal course of operations the Company enters into barter transactions whereby it exchanges programming product for advertising time that it can use or resell. The advertising time is provided by broadcasting companies in the United States and Central and South America. These transactions are valued at the fair value of the related programming product. based on comparable arrangements in the broadcast areas. These transactions arc accounted for at the time the programming is broadcast and the advertising is used.

During the years ended December 31, 2006 and 2005, the value of the recorded barter transactions included in advertising revenues and licensing fees was $241,050 and $125,500, respectively.

During 2006 the Company entered into final negotiations to jointly finance a theatrical film production. The substance of this arrangement is that the third-party investors own an interest in the film and will share economic results with the Company.

Retail

Revenue from retail store sales is recognized when merchandise is sold and delivered to the customer.


                                    F-11a

                    LQD Adrenalina, LLC and Subsidiaries
                 Notes to Consolidated Financial Statements
                   Years Ended December 31, 2006 and 2005


NOTE 1 - DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Summary of Significant Accounting Policies - continued
------------------------------------------------------

Publishing

Magazine advertising revenues are recognized at the magazine cover date. Magazine sales revenues are primarily generated from bulk orders from retail outlets such as newsstands, supermarkets and convenience stores. Revenues from these sales are recorded when the magazines arc placed with the vendor, because all sales are final and there is no right of return for unsold copies.

Gift Cards

Cash received from the sale of gift cards is recorded as a liability, and revenue is recognized upon the redemption of the gift card or when it is determined that the likelihood of redemption is remote. At December 31, 2006 the Company had a recorded gift card liability of $24,938. Gift card sales began during 2006.

Advertising Costs

The Company expenses advertising costs when incurred. Advertising expense during the years ended December 31, 2006 and 2005 was $102,131 and $16,828, respectively.

Income Taxes

As a limited liability company, the Company's taxable income or loss is allocated to member's income in accordance with their respective percentage ownership. Therefore, no provision or liability for taxes has been included in the consolidated financial statements.

Net Income per Share

Basic net income per share is computed using the weighted-average number of common shares outstanding during the period.


                                     F-12a

                    LQD Adrenalina, LLC and Subsidiaries
                 Notes to Consolidated Financial Statements
                   Years Ended December 31, 2006 and 2005


NOTE l - DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Statements of Cash Flows

The Company includes cash and certain cash equivalents in preparing the consolidated statements of cash flows. The following is supplemental disclosure to the consolidated statements of cash flows for the years ended December 31, 2006 and 2005.

                                                  2006        2005
                                                --------    --------
Non each investing and financing activities:

  Membership interest in lieu of compensation   $      -    $100,000
                                                ========    ========

  Membership interest exchanged for
    goods and services                          $  4,000    $992,560
                                                ========    ========

NOTE 2 - BUSINESS COMBINATIONS

Extremo SurfGroup, C.A.

During August 2005, the Company purchased the assets of Extremo Surf Group, C.A., including the rights to the magazine "Extremo Surf" for S150,000.

The Company contributed these assets and $80,000 in additional capitalization, in exchange for 80% membership in a newly formed entity, Extreme Publishing, L.L.C. This combination was accounted for in accordance with SFAS 141, Business Combinations ("SFAS 141").
     -------------------------------

The estimated fair values of the assets acquired at the date or acquisition were as follows:

                     Property and equipment      $    8,935
                     Other assets                     3,565
                     Licensing agreements            40,000
                     Trademark                       97,500
                                                 ----------
                                                 $  150,000
                                                 ==========

Extreme Publishing, LLC

During 2006 the minority member surrendered its membership to the Company. As a result, Extreme Publishing, LLC became a 100% owned subsidiary of the Company.

                                    F-13a

                    LQD Adrenalina, LLC and Subsidiaries
                 Notes to Consolidated Financial Statements
                   Years Ended December 31, 2006 and 2005


NOTE 2 - BUSINESS COMBINATIONS - continued

Time Code, LLC

During 2005, Time Code, LLC ("Time Code"), a company under common control, reported its operating results in the Company's consolidated financial statements. Effective January 1, 2006, all the membership interests of Time Code were contributed to the Company. This contribution was recorded in accordance with SFAS 141 which requires that the combination of entities under common control be accounted for as a statutory pooling of interest.


NOTE 3 - INVENTORIES AND FILM COSTS

Inventories and film costs at December 31, 2006 and 2005 consisted of the following:

                                                2006          2005
                                            ------------  ------------
Retail merchandise                          $   800,002   $    58,405
Film costs - Television:
  Released, less amortization                 1,033,430       903,505
  Completed and not released                     49,500        16,500
  Development and pre-production                 30,025             -
Film costs - Theatrical:
  Development and pre-production                 59,462        17,062
                                            ------------  ------------
Total inventories and film costs              1,972,419       995,472
Less: current portion                        (1,479,027)     (623,169)
                                            ------------  ------------
Total noncurrent inventories and film costs $   493,392   $   372,303
                                            ============  ============

Film cost amortization totaled $548,264 and $364,222 for the years ended December 31, 2006 and 2005, respectively.

The Company anticipates that film costs will be amortized by December 31, 2009. In addition, approximately $621,500 of the film costs of released and completed and not released television product arc expected to be amortized during the year ending December 31. 2007.


                                    F-14a

                    LQD Adrenalina, LLC and Subsidiaries
                 Notes to Consolidated Financial Statements
                   Years Ended December 31, 2006 and 2005


NOTE 4 - PROPERTY AND EQUIPMENT

Major categories of property and equipment at December 31. 2006 and 2005 were as follows:

                                                  2006          2005
                                              ------------  ------------

Leasehold Improvements                        $ 1,198,973   $   162,994
Furniture, Fixtures and Equipment                 967,800       109,383
Software                                           83,839        77,890
Vehicles                                           15,000             -
Construction in Process                                 -       440,450
                                              ------------  ------------
Total                                           2,265,612       790,717
  Less accumulated depreciation
   and amortization                               103,919        14,097
                                              ------------  ------------
Total property and equipment                  $ 2,161,693   $   776,620
                                              ============  ============

Depreciation expense totaled $106,434 and $14,097 for the years ended December 31, 2006 and 2005, respectively.


NOTE 5 - INTANGIBLE ASSETS

Trademarks and licensing agreements with indefinite and determinable lives for the years ended December 31, 2006 and 2005 were as follows:


                                    Lives          2006          2005
                                -------------  ------------  ------------
Trademarks
  Adrenalina(R)                  Indefinite    $   230,000   $   230,000
  Extremo Surf(R)                Indefinate              -        97,500
  Licensing Agreements            5 years           40,000        40,000
                                               ------------  ------------
  Total                                            270,000       367,500
     Less accumulated amortization                 (13,556)       (5,556)
                                               ------------  ------------
                                               $   256,444   $   361,944
                                               ============  ============

The Company anticipates that the future amortization of its licensing rights will approximate $8,000 for each of the years ended December 31, 2007, 2008 and 2009.

During its annual impairment reviews for the intangible assets, which occur in the fourth quarter of 2006, The Company determined the trademark associated with Extremo Surf was impaired. The Company recorded an impairment charge in the amount of S97,500. No additional impairments existed at December 31, 2006 or 2005.


                                    F-15a

                    LQD Adrenalina, LLC and Subsidiaries
                 Notes to Consolidated Financial Statements
                   Years Ended December 31, 2006 and 2005


NOTE 6 - MEMBERS' EQUITY

On January 1, 2005 the founding members of the Company transferred the assets and rights associated with the Adrenalina trade name arid television show to the Company, for a 20% membership interest. These assets and rights had a carrying value to the members on the date of transfer of $971,939. The transfer of the assets and rights was recorded in accordance with SAB Topic
                                                                  ---------
5-G, Acquisition of Assets from Promoters and Shareholders in Exchange for
--------------------------------------------------------------------------
Common Stock, which requires that the transaction be recorded at the related
------------
parties' carrying value on the date of transfer.

During 2005, the Company awarded a 1% interest in the membership in lieu of compensation to certain key employees. The effect of this membership award was recorded as compensation expense in the consolidated statement of operations as of December 31, 2005, in the amount $100,000.

During 2005, the Company received equipment valued at $20,621, which was used to partially satisfy a membership subscription loan. This transaction was recorded in accordance with APB No. 29, Accounting for Nonmonetary
                            --------------------------------------
Transactions, and resulted in a 0.2% increase to membership equity.
------------

During 2006, the Company received approximately $4,000 worth of design and art work from an outside provider which was settled through an exchange of a ..04% of membership interest. This transaction was recorded in accordance with EITF 96-18 Accounting for Equity Instruments That Are Issued to Other Than
--------------------------------------------------------------------------
Employees for Acquiring or in Conjunction with Selling Goods or Services.
------------------------------------------------------------------------

NOTE 7 - COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company's rent expense amounted to $ 311,883 and $66,835 for the years ended December 31, 2006 and 2005, respectively. The Company has various long-term noncancelable lease commitments for its offices, warehouse and stores which expire through 2017. The minimum rental commitments under noncancelable long-term operating leases during the next five years are as follows:

                                             2007    $   481,175
                                             2008        493,337
                                             2009        453,773
                                             2010        445,008
                                             2011        465,990
                                                     -----------
                                             Total   $ 2,339,283
                                                     ===========

                                   F-16a

                    LQD Adrenalina, LLC and Subsidiaries
                 Notes to Consolidated Financial Statements
                   Years Ended December 31, 2006 and 2005


NOTE 7 - COMMITMENTS AND CONTINGENCIES - continued

Programming License Agreements

During 2006, the Company entered into licensing agreements with national and international broadcasting companies. The broadcasters provide advertising time to the Company that it may either use or re-sell to third parties. The Company has committed to provide sixty-one television episodes and purchase approximately $482,500 in advertising time from the broadcasters.

Litigation

The Company is involved in various claims and legal proceedings in the ordinary course of its business activities. The Company believes that any potential liability associated with the ultimate outcome of these matters will not have a material adverse effect on its financial position or results of operations.


NOTE 8 - RELATED PARTY TRANSACTIONS

Advertising Revenue

The Company sold advertising to a company whose Chairman and CEO is also an equity member of the Company. These advertising revenues represented a significant portion of the Company's total revenues for the years ended December 31, 2006 and 2005. See note 9.

Related Party Notes Receivable

During 2006 the Company advanced $239,305 to an unconsolidated affiliate. This note receivable is due on demand and does not bear interest.

During 2006 the Company entered into a joint venture with a related party to develop property. The Company advanced $1,250,000, to the venture, in the form of a non-interest bearing, convertible, demand note. During the fourth quarter of 2006 the Company opted not to covert the note to shares in the joint venture. During August 2007, $950.000 of this demand note was repaid.

Related Party Notes Payable

The Company entered into a $70,000 note agreement with the seller of Extremo Surf Group, CA. The note was non-interest bearing and paid in two $35,000 annual installments through March 2007.

The Company received short term advances in the amount of $251,094 from members during 2006. The loans are due on demand and do not hear interest.


                                    F-17a

                    LQD Adrenalina, LLC and Subsidiaries
                 Notes to Consolidated Financial Statements
                   Years Ended December 31, 2006 and 2005


NOTE 9 - CONCENTRATION OF RISK

Major Customer

A substantial portion of LQD's revenues were earned from one customer. This customer's revenues totaled $1,589,751 or 67.0% and $930,163 or 75.3%, of total revenues for the years ended December 31, 2006 and 2005, respectively. At December 31, 2006 and 2005, amounts receivable from this customer totaled $137,086 or 76.5% and $128,906 or 100% of total accounts receivable, respectively.


NOTE 10 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class or financial instruments for the years ended December 31, 2006 and 2005:
                                   2006                 2005
                            ------------------   -------------------
                            Carrying    Fair     Carrying    Fair
(Amounts in thousands)       Amount     Value     Amount     Value
--------------------------  -------------------  -------------------
Assets:
 Cash and cash equivalents  $    297  $     297  $    789  $     789
 Accounts receivable             179        179       128        128
 Notes receivable              1,489      1,450         -          -
Liabilities:
 Accounts payable and
  accrued liabilities       $    590  $     590  $    229  $     229
 Notes payable                   286        286        70         67

The fair value of cash arid cash equivalents approximates the carrying amount due to the short maturity of those instruments.

The fair value of the Company's notes receivable and debt arc primarily based upon variable interest rates, which issuance amount approximates fair value.

The fair value of the Company's accounts receivable and accounts payable approximate their fair value due to the relatively short maturities.


                                    F-18a

                    LQD Adrenalina, LLC and Subsidiaries
                 Notes to Consolidated Financial Statements
                   Years Ended December 31, 2006 and 2005


NOTE 11 - SUBSEQUENT EVENTS

FlowRider(R) Agreement

Effective April 2007, the Company entered into an exclusive five year agreement to acquire thirty-six FlowRider water-themed entertainment units for placement in its future mall-based retail shops. The per- unit prices begin at $595,000 and $795,000 For single and double sized units, respectively, with price escalations for contract years after 2008. The agreement is subject to a performance schedule governing order timing and equipment deposits. Non-refundable deposits placed as of August 30. 2007 were in the amount of $1,250,000.

Lease Agreement

During March 2007, the Company amended its lease agreement on the second store, which is scheduled to open during the fourth quarter of 2007, in Miami, FL. This amended lease expires in 2017 arid is included in the schedule of minimum lease payments. As of the date of this report, the Company was in negotiations for three additional store locations throughout the Southeast United States. The Company anticipates that these leases will he finalized during the third quarter of 2007 and expects to open the new stores through the first quarter of 2008.

Sales to Major Customer

In March 2007 the Company ended the advertising contract it held with its major customer.


                                     F-19a